Exhibit 10.2

PROMISSORY NOTE

Up to $500,000.00	October 15, 2024

This PROMISSORY NOTE (“Note”) is executed as of the date set forth below, by BION ENVIRONMENTAL TECHNOLOGIES, INC., a Colorado corporation with an address of PO Box 323, Old Bethpage, NY 11804 (“Borrower”), in favor of BION BLG LLC, with an address of PO Box 31955, Billings, MT 59107 (“Lender”).

In consideration of the mutual covenants set forth in this Note, the parties to this Note agree as follows:

1.	Promise to Pay. For value received, unless such debt obligation is converted under the provisions in Sections 5 and 6 of this Note, Borrower promises to pay to the order of Lender the principal sum of up to a maximum amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), or the balance of all principal advanced against this Note, together with interest accruing on the principal balance of this Note as provided below.
2.	Rate of Interest. Amounts outstanding under this Note will bear interest at the simple rate of Seven and 50/100 Percent (7.50%) per annum. Interest shall accrue daily based upon the actual number of days elapsed from the date of each advance made by Lender, and interest shall accrue until the Note is paid in full. Interest will be computed on the basis of actual days elapsed on a three hundred sixty-five (365)-day year basis.
3.	Maturity Date. The Maturity Date of this Note shall be April 15, 2025. The Maturity Date can be extended upon the approval of Lender, in Lender’s sole discretion.
4.	Delivery/Use of Proceeds. On a weekly basis, Lender will transfer funds to Borrower in the amount approved for payment from the previous week’s payables schedule. Lender shall make advances through November 15, 2024 based upon payables reports from August 26 through November 11, 2024. No further advances will be made by Lender after November 15, 2024.
a.	Borrower will account for the funds as received on a weekly basis and provide a record for Lender that can be used for tax and SEC purposes.
b.	Funds from the Note shall be utilized for payment of expenses incurred in operations as provided in the 90-day payable report provided to Lender on or around August 26, 2024. Further, up to $100,000.00 of the principal balance of the Note may be used by Borrower to fund its legal fees in a defense of any action relating to the Fair Oaks, Indiana facility and improvements owned by Borrower.

5.	Conversion. So long as no Event of Default has occurred under this Note or related agreements, Borrower may elect at any time to convert the outstanding balance of this Note into Securities of the Borrower on or after the date Borrower raises an additional $3,000,000.00 in funding, either through equity or debt investment from current or new investors; equity or debt investment by strategic partners; license agreements or payments, or a combination of similar fundraising methods. Borrower’s failure to raise an additional $3,000,000 by the Maturity Date will constitute a default under this Note.

The Note will convert into Securities of the Borrower at the terms of a subsequent capital Raise described above. If the Raise is a share price-based transaction (or converts into shares or Units), then Lender will receive, in addition to Units in the Raise, an extra warrant exercisable at 125% of the conversion share price, that will be exercisable until December 31, 2026. In the event the Borrower satisfies the funding requirements contained in this agreement in a Funding Event that is not a share price-based transaction, the Note will convert at the Borrower’s average closing share price for the five (5) trading days preceding the Funding Event. The exercise price of the warrants granted to Lender shall likewise be equal to 125% of Borrower’s average closing share price for the five (5) trading days preceding the Funding Event.

If the Raise includes an effective registration statement, Lender will receive ‘piggyback’ rights in that registration. In the absence of such registration, the Note and the Securities/Units into which the Note will convert (and the Shares and Warrants contained therein, and any shares of the Company’s common stock received by exercise of the Warrants) will be “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act. An appropriate legend conspicuously noting transfer restrictions applicable to the Securities/Units will be placed on the face of certificates representing such Units.

6.	Conversion Procedures.
a.	Upon conversion of this note into Securities, Borrower’s debt obligation under the Note shall cease, and Borrower shall deliver certificates representing the Securities to Lender upon delivery of written notice to Borrower specifying the name or names of the parties to which a certificate representing the Units shall are to be issued. Within three (3) business days of the delivery of written notice, Borrower shall order from its transfer agent shares to be delivered to Lender (or its nominees or assignees) the certificates evidencing the Securities. The conversion shall occur on the record date of the conversion, regardless of the date Borrower delivers the certificates to Lender.
b.	Issuance and delivery of certificates for the Units upon conversion shall be made without charge to Lender for any issue or transfer tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Borrower. Borrower shall not be required to pay any tax that may be payable for any transfer involved in the registration of any certificates in a name other than Borrower or an affiliate or owner of Borrower.
c.	Borrower shall make every reasonable effort to reserve and keep Securities available for the purpose of effecting the conversion of the Note and exercise of any warrants contained in the Securities.
d.	Borrower is not required to issue fractions of Securities upon the conversion of the Note. Borrower, at its option, may purchase any fractional share for an amount in cash equal to the value of such fractional share, under the share price
7.	Payments. Unless the Note is converted under Sections 5 and 6 above, Borrower shall make one payment of all outstanding and unpaid principal and interest on the Maturity Date. Any outstanding principal balance, together with accrued but unpaid interest and other charges, shall be due and payable upon the Maturity Date.

8.	Place of Payment. All payments under this Note shall be made directly to Lender at Lender’s address designated above, or at such other address as may be designated from time to time by Lender in writing.
9.	Application of Payments. In the absence of any default or Event of Default (and in the absence of any conversion of the Note), all payments made upon this Note shall be applied first to any charges or costs, then to accrued interest, and then to the unpaid principal balance. So long as any default or Event of Default exists, payments may be applied in any manner as Lender may elect in Lender’s sole discretion.
10.	Grace Period and Default Interest Rate. If the Loan is not repaid or converted by the Maturity Date, then it shall bear interest at the annual rate of twelve percent (12%) (“Default Rate”), and interest shall accrue from the original Maturity Date until payment is paid. Lender, at Lender’s discretion, may apply the Default Rate following any other Event of Default until such default is cured.
11.	Default. Time is of the essence of each and every provision of this Note. Each of the following shall constitute an “Event of Default” under this Note:
a.	the failure of Borrower to pay in full any amount due on the Maturity Date that is not converted under the terms of this Note, including default interest and other applicable late charges.
b.	the breach of any covenant, term, or condition of any (i) loan agreement or other instrument or document governing the terms of the indebtedness evidenced by this Note; (ii) security agreement, pledge agreement, mortgage, deed of trust or other instrument securing the indebtedness evidenced by this Note; (iii) guaranty, surety, or other instrument granted in connection with the indebtedness evidenced by this Note.
c.	the sale by Borrower of any or all of the Collateral without payment to Lender of all amounts due under this Note, or such lesser amount if approved in writing by Lender prior to the sale.
d.	the filing by Borrower of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code, or Borrower suffering an involuntary petition in bankruptcy or receivership not vacated within sixty (60) days; or
e.	The dissolution or other termination of a Borrower.
f.	The failure of Borrower to secure funding of at least $3,000,000.00 by the Maturity Date.
12.	Collateral. This Note is secured by the following:
a.	All Intellectual Property of the Borrower, specifically including (i) the issued U.S. Patents set forth in Exhibit A; (ii) any patent or patent application claiming priority thereto, including but not limited to, non-provisional patents, reexaminations, reissues, continuations, continuations-in-part, divisions, renewals, and extensions, and any foreign counterparts thereto; (iii) all goodwill of the business connected with the use of, and symbolized by, each Patent and (iv) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof (collectively, the “Patent Collateral”) of Grantor whether now owned or existing or hereafter acquired or arising, whether now existing or hereafter arising, and wherever located (the “Collateral”). BLG agrees to share the Collateral pari passu with investors in the Subsequent Shareholder Offering, described below.

13.	Subsequent Shareholder Offering
a.	Following the funding of this Note, BLG Lender acknowledges that Borrower will commence a private placement offering (“Subsequent Shareholder Offering”) of an investment instrument or similar investment under terms similar to those contained within this Note. Such offering shall be made available to Borrower’s existing investors who are accredited investors and i) other investors related to and/or affiliated with existing investors, ii) investors referred by the brokers/channels through which the existing investors were introduced to the Borrower, and iii) strategic investors/industry partners with whom the Borrower has had discussions over the preceding five years, who are accredited investors at the time of the Subsequent Shareholder Offering. Additionally, Borrower may elect to extend the Subsequent Shareholder Offering to creditors of the Borrower. The Subsequent Shareholder Offering will convert into Securities of the Borrower on terms similar to this Note except that in the event of conversion into units of the Borrower’s securities, the Lender shall receive an additional warrant in each unit. BLG agrees to share the Collateral with the Subsequent Shareholder Offering investors on a pro rata basis.
b.	Proceeds from the Subsequent Shareholder Offering will be applied to the Borrower’s $3,000,000 funding requirement in this agreement.
14.	Right to Accelerate. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance and all unpaid interest immediately due and payable without prior notice or demand.
15.	Waivers of Demand, Etc. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, or enforcement of this Note. Borrower agrees that Lender’s acceptance of one or more partial payments after acceleration of the maturity of this Note will not constitute a waiver of such acceleration, regardless of any contrary notice or statement of condition which may accompany any partial payment.
16.	Attorneys’ Fees; Costs of Collection. The Lender of this Note shall be entitled to recover from Borrower, reasonable attorneys’ fees and costs, as well as other costs and expenses, including court costs, incurred by reason of default or incurred in the collection of amounts due under this Note, whether incurred with or without legal action.
17.	No Usury Payable. In no event shall the interest paid, or agreed to be paid, to Lender under this Note, exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision of this Note or of any other agreement between Borrower and Lender exceeds the maximum interest rate prescribed by law, then the obligation to be performed or fulfilled shall be reduced to comply with applicable law. If Lender should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to reduce the principal balance owing under the Note and not to the payment of interest.
18.	Joint and Several Liability. All obligations of Borrower under this Note are joint and several where Borrower consists of more than one individual or entity. Further, a default by any individual Borrower shall constitute an event of default by Borrower under this Note.
19.	Severability of Provisions. If any provision of this Note is invalid or unenforceable, then only that provision shall be ineffective, and the remainder of this Note, the application of the provision to other persons, entities or circumstances, and any other instrument referred to in this Note shall not be affected.
20.	Assignment. Lender shall have the right to assign or participate, in whole or in part, this Note, and any other instrument or document evidencing, securing, or governing the terms of the indebtedness evidenced by this Note, and all of the provisions shall continue to apply.
21.	Notices. Any notice to be given under this Note shall be in writing and shall either be served upon a party personally, or served by registered or certified mail, return receipt requested, directed to the party to be served at its address set forth above. Notice shall complete when served, if served personally; or when deposited in the United States mail, postage prepaid, if served by registered or certified mail. A party wishing to change its designated address shall do so by notice in writing to the other party.

22.	Amendment; Waiver. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, or termination is sought. No release of any security or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or any security agreement, pledge agreement, mortgage, deed of trust or other instrument securing the indebtedness evidenced by this Note made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other party who may become liable for the payment of all or any part of the amount due under this Note, any security agreement, pledge agreement, mortgage, deed of trust or other instrument securing the indebtedness evidenced by this Note. Waiver by Lender of any default by Borrower shall not constitute a waiver by Lender of a subsequent default. Failure by Lender to exercise any right, power, or privilege which Lender may have by reason of a default by Borrower shall not preclude the exercise of such right, power, or privilege so long as such default remains uncured or if a subsequent default occurs.
23.	Governing Law and Construction. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of Colorado. The captions to the sections and paragraphs in this Note are for convenience only and shall not be considered in interpreting the provisions.

DATED effective as of the 15th day of October, 2024.

BORROWER

BION ENVIRONMENTAL TECHNOLOGIES, INC.

a Colorado Corporation

/s/ S. Craig Scott

Printed Name: S. Craig Scott

Its: CEO